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EXHIBIT 21


(21) Subsidiary List                              Jurisdiction of Incorporation
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TIMELY INFORMATION CORP.                                        NJ

WANTOBUYONLINE.COM                                              NV

CLASSIFIED ONLINE.COM, INC.                                     NV

SAFEVENTURE.COM                                                 NV